UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 6, 2004

ABBOTT LABORATORIES

(Exact name of registrant as specified in its charter)

Illinois	1-2189	36-0698440
(State or other	(Commission File Number)	(IRS Employer
Jurisdiction of		Identification No.)
Incorporation)

100 Abbott Park Road

Abbott Park, Illinois 60064-6400

(Address of principal executive offices)(Zip Code)

Registrant's telephone number, including area code: (847) 937-6100

Item 5. Other Events and Regulation FD Disclosure

Beginning in the first-quarter 2004, as a result of shifts of reporting responsibilities for certain products previously included in U.S. Hospital Products Sales, Abbott has adjusted its business segment reporting to reflect segment reclassifications effective Jan. 1, 2004. The following schedule details Abbott’s segment sales as they were reported in 2003, explains the products that have been reclassified between segments, and provides the resulting business segments based on these reclassifications (in millions):

1Q03	As Reported in 1Q03	Segment Reclassifications		New Business Segment
U.S. Pharmaceutical Sales	$1,074	$181	[a]	$1,255
U.S. Hospital Products Sales	717	(226)		491	[b]
Ross Products (U.S.) Sales	601	—		601
Worldwide Diagnostic Sales	723	—		723
International Division Sales	1,339	—		1,339	[c]
Other Sales	126	45	[d]	171
1Q03 Total Sales	$4,580	$—		$4,580

2Q03	As Reported in 2Q03	Segment Reclassifications		New Business Segment
U.S. Pharmaceutical Sales	$1,264	$200	[a]	$1,464
U.S. Hospital Products Sales	748	(240)		508	[b]
Ross Products (U.S.) Sales	478	—		478
Worldwide Diagnostic Sales	756	—		756
International Division Sales	1,400	—		1,400	[c]
Other Sales	78	40	[d]	118
2Q03 Total Sales	$4,724	$—		$4,724

3Q03	As Reported in 3Q03	Segment Reclassifications		New Business Segment
U.S. Pharmaceutical Sales	$1,287	$215	[a]	$1,502
U.S. Hospital Products Sales	791	(278)		513	[b]
Ross Products (U.S.) Sales	519	—		519
Worldwide Diagnostic Sales	756	—		756
International Division Sales	1,359	—		1,359	[c]
Other Sales	134	63	[d]	197
3Q03 Total Sales	$4,846	$—		$4,846

4Q03	As Reported in 4Q03	Segment Reclassifications		New Business Segment
U.S. Pharmaceutical Sales	$1,595	$235	[a]	$1,830
U.S. Hospital Products Sales	822	(296)		526	[b]
Ross Products (U.S.) Sales	538	—		538
Worldwide Diagnostic Sales	805	—		805
International Division Sales	1,587	—		1,587	[c]
Other Sales	184	61	[d]	245
4Q03 Total Sales	$5,531	$—		$5,531

FY03	As Reported in FY03	Segment Reclassifications		New Business Segment
U.S. Pharmaceutical Sales	$5,220	$831	[a]	$6,051
U.S. Hospital Products Sales	3,078	(1,040)		2,038	[b]
Ross Products (U.S.) Sales	2,136	—		2,136
Worldwide Diagnostic Sales	3,040	—		3,040
International Division Sales	5,685	—		5,685	[c]
Other Sales	522	209	[d]	731
FY03 Total Sales	$19,681	$—		$19,681

a.

U.S. Pharmaceutical Sales. These amounts represent proprietary hospital pharmaceuticals, such as the anesthesia agent, Ultane® (sevoflurane); neuromuscular blockers and pain management products; as well as the vitamin D therapy, Zemplar® (paricalcitol injection), that were part of U.S. Hospital Products Sales in 2003.

b.

U.S. Hospital Products Sales. Most of this business segment is expected to be spun off as the major operating component of Hospira, with the remainder moving to U.S. Pharmaceutical Sales and Other Sales as described in footnotes a and d. Prior to the expected spin-off, only the domestic core hospital businesses that are expected to be spun off to Hospira are reported in U.S. Hospital Products Sales.

c.

International Division Sales. No reporting changes have been made to Abbott’s international hospital business prior to the expected spin-off. After the spin-off, we will continue to report sales for the International Division by its pharmaceuticals and nutritionals components. The pharmaceuticals component will include the reclassification of the hospital pharmaceuticals that were included in the hospital component in 2003. The nutritionals component of the international division will be unchanged. Please note that after the spin-off, we will include these reclassifications in an 8-K that will reflect Abbott’s final segment reporting structure.

d.

Other Sales. Abbott will retain, as part of the Medical Products Group, Abbott Vascular Devices and Spinal Concepts. Both of these businesses were previously part of U.S. Hospital Products Sales. For segment reporting purposes, these businesses are now included in Other Sales.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ABBOTT LABORATORIES

/s/ Thomas C. Freyman
By:	Thomas C. Freyman
Executive Vice President, Finance
and Chief Financial Officer

Date:  April 6, 2004